As filed with the Securities and Exchange Commission on August 14, 2006

Registration Statement No. 333

______________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

KMG America Corporation

(Exact Name of Registrant as Specified in Its Charter)

Virginia	20-1377270
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

12600 Whitewater Drive, Suite 150

Minnetonka, MN 55343

(Address of Principal Executive Offices, Including Zip Code)

KMG America Corporation

2004 Equity Incentive Plan

(Full Title of the Plan)

______________________

Kenneth U. Kuk

Chairman, President and Chief Executive Officer

KMG America Corporation

12600 Whitewater Drive, Suite 150

Minnetonka, MN, Minnesota 55343

(952) 930-4800

(952) 930-4802 (Fax)

(Name, Address, Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

With copies to:

James E. Nelson Senior Vice President, General Counsel and Secretary KMG America Corporation 12600 Whitewater Drive, Suite 150 Minnetonka, MN, Minnesota 55343 (952) 930-4810 (952) 930-4802 (Fax)	Melvin E. Tull, III, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Fax)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	1,000,000 shares	$ 6.745	$ 6,745,000	$721.72

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)

Calculated pursuant to Rule 457(c) of the Securities Act on the basis of $6.745 per share, which was the average of the high and low prices of the common stock as quoted on the New York Stock Exchange on August 8, 2006.

EXPLANATORY STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-121381 on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2004 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above referenced Registration Statement are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference and made a part hereof:

1.     The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2005.

2.     The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.

3.     The Company’s Current Reports on Form 8-K filed on January 12, 2006; March 3, 2006; March 10, 2006; April 21, 2006 (to the extent the information contained therein was filed not furnished).

4.     The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description
4.01	Company’s Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.01 of the Company’s Registration Statement on Form S-1 (Registration No. 333-117911)).

4.02	Company’s Bylaws (incorporated by reference from Exhibit 3.02 of the Company’s Registration Statement on Form S-1 (Registration No. 333-117911)).
4.03

KMG America Corporation 2004 Equity Incentive Plan, as amended on April 18, 2006 (incorporated by reference from Exhibit 10.01 attached to the Company’s Current Report on Form 8-K, filed with the commission on April 21, 2006).

5.01	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.
23.01	Consent of Ernst & Young LLP.
23.02	Consent of Hunton & Williams LLP (included in Exhibit 5.01).
24.01	Powers of Attorney of Directors and Officers of the Company (included on signature pages).
Item 9.	Undertakings.
(a) The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on August 14, 2006.

KMG AMERICA CORPORATION

(Registrant)

By:	/s/ Kenneth U. Kuk

Kenneth U. Kuk

Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the directors and/or officers of KMG America Corporation whose signatures appears below hereby appoints Scott H. DeLong III and James E. Nelson, or either of them, as his attorney-in-fact to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things on his behalf in his capacity as director and/or officer to enable KMG America Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
By: /s/ Kenneth U. Kuk Kenneth U. Kuk	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)
By: /s/ Scott H. DeLong III Scott H. DeLong III	Director, Senior Vice President & Chief Financial Officer (Principal Financial Officer)
By: /s/ John H. Flittie John H. Flittie	Director
By: /s/ Stanley D. Johnson Stanley D. Johnson	Director, Chairman & Chief Executive Officer of Kanawha
By: /s/ Robert L. Laszewski Robert L. Laszewski	Director
By: /s/ Dennis M. Mathisen Dennis M. Mathisen	Director

By: /s/ James J. Ritchie James J. Ritchie	Director
By: /s/ Robert E. Matthews Robert E. Matthews	Executive Vice President, Chief Financial Officer & Treasurer of Kanawha (Principal Accounting Officer)

Each of the above signatures is affixed as of August 14, 2006.

EXHIBIT INDEX

Exhibit No.	Description
4.01	Company’s Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.01 of the Company’s Registration Statement on Form S-1 (Registration No. 333-117911)).
4.02	Company’s Bylaws (incorporated by reference from Exhibit 3.02 of the Company’s Registration Statement on Form S-1 (Registration No. 333-117911)).
4.03

KMG America Corporation 2004 Equity Incentive Plan, as amended on April 18, 2006 (incorporated by reference from Exhibit 10.01 attached to the Company’s Current Report on Form 8-K, filed with the Commission on April 21, 2006).

5.01	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.
23.01	Consent of Ernst & Young LLP.
23.02	Consent of Hunton & Williams LLP (included in Exhibit 5.01).
24.01	Powers of Attorney of Directors and Officers of the Company (included on signature pages).